UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2013

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 29, 2013, American Apparel, Inc. (the “Company”) entered into an amendment to its loan agreement with Lion/Hollywood L.L.C. (“Lion/Hollywood”) to increase the loan amount under the agreement by $5.0 million and to make certain other technical amendments.

Pursuant to the loan agreement, as amended, Lion/Hollywood has made term loans to the Company in an initial aggregate principal amount equal to $9.5 million. The term loans under the loan agreement mature on October 4, 2018 and bear interest at a rate of 18% per annum, subject to increase to a rate of 20% per annum if the Company’s net leverage ratio for the year ended December 31, 2013 is greater than 4.50 to 1.00 (the same leverage ratio as set forth in the indenture governing the Company’s senior secured notes with respect to a special interest trigger event under the indenture). Interest under the loan agreement is payable in cash or, to the extent permitted by the Company’s other debt agreements, in-kind. The Company’s obligations under the loan agreement are guaranteed by the Company’s domestic subsidiaries.

The loan agreement contains customary representations and warranties and events of default and a covenant to comply with certain covenants contained in the indenture governing the Company’s senior secured notes. The Company is permitted to prepay the loans under the loan agreement, on at least two business days’ prior notice, subject to a prepayment penalty. The loans under the loan agreement are currently unsecured, but at such time, if any, that the terms of the Company’s other debt agreements permit the obligations under the loan agreement to be secured, the Company is obligated to cause such obligations to be secured on a junior priority basis to the obligations under the indenture governing the Company’s senior secured notes and the Company’s credit facility with Capital One Leverage Finance Corp.

The Company or its Chief Executive Officer, Dov Charney, also is a party to certain voting, investment and letter agreements with Lion/Hollywood or its affiliates, and Lion/Hollywood also holds warrants to purchase an aggregate of 21,606,025 shares of the Company’s common stock, all as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013.

The foregoing description of the loan agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the loan agreement, as amended, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2013.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	December 3, 2013	By:	/s/ Glenn Weinman
			Name:	Glenn A. Weinman
			Title:	Executive Vice President, General Counsel and Secretary